UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

DSG GLOBAL, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

DSG GLOBAL INC.

207 – 15272 Croydon Drive,

Surrey BC, V3Z 0Z5, Canada.

(604) 575-3848

INFORMATION STATEMENT

(Preliminary)

April ____, 2021

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.001 per share (the “Common Stock”), the Series A Preferred stock, par value $0.001 (the “Series A Preferred Stock”) ,and of the Series F Preferred stock, par value $0.001 per share (the “Series F Preferred Stock”) of DSG Global Inc., a Nevada Corporation (“we”, “us”, “our”, or the “Company”), to notify such Stockholders that on or about March 22, 2021, the Company received written consents in lieu of a meeting of Stockholders from Robert Silzer, James Singerling, and Stephen Johnston (the “Majority Stockholders”), who collectively hold 53.22% of the total issued and outstanding shares of voting stock of the Company, to authorize the Company’s Board of Directors to approve the following actions:

1.	at the discretion of the Company’s Board of Directors (the “Board” or the “Board of Directors”), to effect a reverse stock split of the Company’s issued and outstanding Common Stock in connection with a potential listing on a national stock exchange, in a ratio to be determined by the Board based on market conditions and the Company’s trading price at the time of such reverse split, in the range of 1 one for two (1:2) to one for thirty (1:30), whereby every two to thirty (2 to 30)(such number of shares, the “Split Denominator”) shares of the issued and outstanding Common Stock will be combined into one (1) share of issued and outstanding Common stock (the “Reverse Stock Split”); and.

2.	to keep the number of authorized shares of Common Stock of the Company at 350,000 (the “Authorized Shares”)

On March 22, 2021, the Board of Directors of the Company approved the Reverse Stock Split by written consent in lieu of a meeting. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action. Subject to the prior approval of The Financial Industry Regulatory Authority (“FINRA”), the Reverse Stock Split will become effective at such future date determined by the Board, as evidenced by the filing of a Certificate of Amendment with the Secretary of State of the State of Nevada, but in no event earlier than the 20th calendar day after this Information Statement is mailed or furnished to our stockholders of record as at the close of business on March 22, 2021.

Although our Stockholders have approved the Reverse Stock Split, we may abandon or delay the Reverse Stock Split if the Company does not pursue a potential listing on a national stock exchange, or if our Board of Directors determines that it is no longer in the best interests of the Company or our stockholders. If the Reverse Stock Split is not implemented by our Board of Directors by March 22, 2022, Stockholder approval will be deemed abandoned and without further effect. In that case, our Board of Directors may again seek Stockholder approval at a future date if it deems a reverse stock split to be advisable at that time.

Record Date and Expenses

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them.

Our Board of Directors has fixed the close of business on March 22, 2021 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 106,449,471 shares of our Common Stock and 255,265 shares of Preferred Stock outstanding on March 22 2021, including 200,376 shares of Series A Preferred Stock entitled to vote with the holders of the Common Stock at the ratio of 665 votes per share of Series A Preferred Stock (133,250,040 votes), and 3,000 shares of Series F Preferred Stock outstanding and entitled to vote with the holders of the Common Stock on an as-converted basis (approximately 10,638,298 votes) . We anticipate that a definitive copy of this Information Statement will be mailed on or about __________________________, 2021 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION. THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

For the Board of Directors of

DSG Global, Inc.

/s/ Robert Silzer

Robert Silzer

Chief Executive Officer and Director

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the “Board”) believes that the stockholders of the Company will benefit from the Reverse Stock Split because it may allow the Company to qualify for the listing standards of a senior exchange. In order to meet such requirements, the Board has determined that the capitalization structure of the Company must be consolidated so that the market price of the Company’s Common Stock meets the senior exchange’s requirements.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

ACTION I REVERSE STOCK SPLIT

DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR

COMMON STOCK BY THE SPLIT DENOMINATOR

GENERAL

The Board approved a resolution to effectuate a reverse stock split using the Split Denominator, to be appropriately adjusted by the Board of Directors, in accordance with the listing standards of a senior exchange, immediately prior to effectiveness (the “Reverse Stock Split”). Under the Reverse Stock Split each 2 to 30 shares, as determined by our Board of Directors, of our common stock (the “Common Stock”) will be automatically converted into 1 share of Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will round up and issue an additional share to all holders of fractional shares. The Reverse Stock Split will become effective at such future date as determined by the Board, as evidenced by the filing of a Certificate of Change with the Secretary of State of the State of Nevada in the form attached as Exhibit A, but in no event earlier than the 20th calendar day after this Information Statement is mailed or furnished to the stockholders of record as of March 22, 2021.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL REMAIN AT 350,000,000.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board of Directors believes that, among other requirements, the price of our Common Stock needs to be higher so that the Company meets a senior exchange’s listing standards. The Board of Directors has proposed the Reverse Stock Split as one of the steps necessary to meet such listing requirements. When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined number of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $.01 per share. Assume that the company declares a 1 for 5 reverse stock split. After the reverse split, that company will have 1/5 as many shares outstanding, or 2,000,000 shares outstanding. The stock will have a market price of $0.05. If an individual investor owned 10,000 shares of that company before the split at $.01 per share, he will own 2,000 shares at $.05 after the split. In either case, his stock will be worth $100. He or she is no better off before or after. Except that such company hopes that the higher stock price will make that company look better and will potentially be a more attractive merger target for potential business. There is no assurance that that company’s stock will rise in price after a reverse split or that it would continue to meet the senior exchange’s requirements.

We believe that the reverse stock split may improve the price level of our Common Stock and that the higher share price could help the Company’s potential listing application. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The Reverse Stock Split will affect all of the holders of our Common Stock uniformly and will not affect any common stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from approximately 106,449,471 shares of Common Stock as of March 22, 2021, to between approximately 53,224,736 and 3,548,316 shares (depending on the ratio and the number of fractional shares that are issued or cancelled). The Reverse Stock Split will affect the shares of common stock outstanding.

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding. The Reverse Stock Split will not affect the par value or number of shares outstanding of our preferred shares, nor will it change any of the voting rights.

The Reverse Stock Split will not change the proportionate equity interests of our common stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by from 2 to 30. While we expect that the Reverse Stock Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results that have been outlined above.

Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt. The overall effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management. The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders. Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders, that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise.

Neither the Company’s charter nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board of Directors approving the Reverse Stock Split. There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE NEWLY AVAILABLE SHARES OF COMMON STOCK

The main purpose of completing this Reverse Stock Split is to list the Company’s Common Stock on a senior exchange.

FRACTIONAL SHARES

We will not issue fractional certificates for post-reverse split shares in connection with the Reverse Stock Split. Instead, an additional share shall be issued to all holders of a fractional share. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

SUMMARY OF REVERSE STOCK SPLIT

Below is a brief summary of the reverse stock split:

The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every 2 to 30, as to be determined by the Board prior to effectiveness from FINRA, pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

Stockholders of record of the Common Stock as of March 22, 2021 shall have their total shares reduced on the basis of one post-split share of Common Stock by the Split Denominator, as to be determined by the Board prior to effectiveness from FINRA, pre-split shares outstanding.

As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of Common Stock approximately 106,449,471 shares of Common Stock, as of March 22, 2021, to between approximately 3,548,316 and 53,224,736 shares (depending on the ratio and the number of fractional shares that are issued or cancelled).

The Company’s authorized number of Common Stock shall remain at 350,000,000 shares of the Common Stock.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on March 22, 2021, as the record date for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Reverse Stock Split will not be filed with the Secretary of State of the State of Nevada or become effective until at least 20 calendar days after the mailing of this Information Statement.

ACTION II THE AUTHORIZED SHARES

GENERAL

The Board approved a resolution to keep the authorized shares of Common Stock at 350,000,000 (the “Authorized Shares”).

PLEASE NOTE THAT THE AUTHORIZED SHARES AVAILABLE WILL HAVE THE EFFECT OF INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS.

PURPOSE AND MATERIAL EFFECTS OF THE AUTHORIZED SHARES

The Board of Directors has taken this action to increase shareholder value.

We believe that the Authorized Shares could help generate interest in the Company among investors and other business opportunities. However, the effect of the Authorized Shares upon the market price for our Common Stock cannot be predicted, and the history of similar actions for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the Authorized Shares will rise or fall. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares authorized.

The Authorized Shares will not affect the par value of our Common Stock. As a result, on the effective date of the Authorized Shares, the stated capital on our balance sheet attributable to our Common Stock will remain the same. The per share net income or loss and net book value of our Common Stock will remain the same.

The Authorized Shares will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Anti-Takeover Effects of the Authorized Shares

THE OVERALL EFFECT OF THE AUTHORIZED SHARES MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER.

The authorized but unissued Authorized Shares could potentially be used by management to thwart a take-over attempt. The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management. The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders. Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise. It was done as a way to enhance shareholder value.

Neither the Company’s articles of incorporation, as amended and currently constituted, nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

As discussed above, the Authorized Shares was the subject of a unanimous vote by the Board of Directors approving the Authorized Shares. There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes an Authorized Shares.

PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE NEWLY AVAILABLE SHARES OF COMMON STOCK

The main purpose of completing this Authorized Shares is to enhance shareholder value.

SUMMARY OF AUTHORIZED SHARES

Below is a brief summary of the Authorized Shares:

The authorized shares of Common Stock shall remain at 350,000,000.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the year ended December 31, 2020;
2.	Quarterly Report on Form 10-Q for the quarter ended September 30, 2020;
3.	Quarterly Report on Form 10-Q, for the quarter ended June 30, 2020; and
4.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of (i) 350,000,000 shares of Common Stock, par value $0.001 per share, of which 106,449,471 are outstanding as of March 22 2021, and (ii) 3,010,000 shares of Preferred Stock, par value $0.001 per share, of which 200,376 shares of Series A Preferred Stock and 3,000 shares of Series F Preferred Stock are outstanding as of March 22, 2021. The Series A Preferred have 665 votes per share and the Series F Preferred are entitled to vote with the holders of the Common Stock on an as-converted basis (approximately 10,638,298 votes as-converted on March 22, 2021). Robert Silzer, James Singerling, and Stephen Johnston collectively own 200,376 shares of Series A Preferred, which when combined with the Common Stock held by them equals 133,252,019 votes or 53.22% of eligible votes. .

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of January 20, 2020 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

			Shares Beneficially Owned Prior to Offering(1)
Name and Address of Beneficial Owner	Office, if Any	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (2)
Officers and Directors
Robert Silzer 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	Director, president, chief executive officer, chief financial officer, secretary, and treasurer	Common Stock	6,402,019	(3)	6.01%
Richard Curtis 4670 Central Way, Suite D, Fairfield, CA 95605	President, Imperium Motor Company	Common Stock	1,500,000		1.40%
Zahir Gonzalez-Loaiza 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	Interim Chief Financial Officer	Common Stock	-		(4)
Stephen Johnston 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	Director	Common Stock	1,000,000	(5)	(4)
James Singerling 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	Director	Common Stock	1,000,000	(5)	(4)
Michael Leemhuis 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	Director	Common Stock	200,000	(6)	(4)
Carol Cookerly 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	Director	Common Stock	200,000	(6)	(4)
All officers and directors as a group		Common stock, $0.001 par value	10,302,019		9.67%

5%+ Security Holders
None			-		-
All 5%+ Security Holders		Common stock, $0.001 par value	-		-

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Percentages are based on 106,449,471 shares of common stock issued and outstanding as of March 22, 2021. Does not include: (i) 12,939,813 common shares underlying outstanding warrants; (ii)15,527,556 common shares underlying shares of outstanding Series B, C, and E Preferred Stock; or (iii) an indeterminate number of common shares underlying outstanding shares of Series F Preferred Stock.

(3)	Includes 2,019 common shares and 6,400,000 common shares issuable upon voluntary conversion of 64 Series B Preferred shares. Does not include 150,376 shares of non-convertible Series A Preferred stock carrying voting rights with the common stock equal to 665 votes per Series A Preferred share (100,002,059 votes, or 39.94% of votes in the aggregate).

(4)	Less than 1%

(5)	Includes 1,000,000 common shares issuable upon voluntary conversion of 10 Series B Preferred shares. Does not include 25,000 shares of non-convertible Series A Preferred stock carrying voting rights with the common stock equal to 665 votes per Series A Preferred share (16,625,000 votes, or 6.93% of votes in the aggregate).

(6)	Includes 200,000 common shares issuable upon voluntary conversion of 2 Series B Preferred shares.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under Nevada Corporate Law, the Company’s articles of incorporation consistent with above, or By-Laws to dissent from any of the provisions adopted in by the Board.

EFFECTIVE DATES AMENDMENTS AND PLAN

Pursuant to Rule 14c-2 under the Exchange Act, the Reverse Stock Split and Authorized Shares shall not be effective until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Reverse Stock Split will become effective at such future date as determined by the Board, as evidenced by the filing of a Certificate of Amendment with the Secretary of State of the State of Nevada, but in no event earlier than the 20th calendar day after this Information Statement is mailed or furnished to the stockholders of record as of March 22, 2021.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: April 21, 2021

By Order of the Board of Directors

/s/ Robert Silzer

Robert Silzer

Chief Executive Officer and Director

EXHIBIT A

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201 (775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1.Entity Information:	Name of entity as on file with the Nevada Secretary of State: DSG Global Inc. Entity or Nevada Business Identification Number (NVID): NV20111023140
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 350,000,000 shares of common stock, $.001 par value per share 1,000,000 shares of preferred stock, $.001 par value per share
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 350,000,000 shares of common stock, $.001 par value per share 1,000,000 shares of preferred stock, $.001 par value per share
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: Each [2/30] shares of common stock shall automatically be converted into one share of fully paid and non-assessable common stock.
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: Fractional shares shall be rounded up to the nearest whole share.
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date ☐ Time: ☐ (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	☒ ______________________________ Signature of Officer ☐ Title ☐ Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.